UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 18, 2017

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100 Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                        [ ]

Item 1.01 Entry into a Material Definitive Agreement.
On October 18, 2017, Nelnet, Inc. (the “Company”), along with Nelnet Diversified Solutions, LLC (“NDS”), a wholly owned subsidiary of the Company, entered into a definitive and binding stock purchase agreement (the “Agreement”) with Great Lakes Higher Education Corporation (“GLHEC”) pursuant to which NDS will acquire all of the outstanding stock of Great Lakes Educational Loan Services, Inc. (“Great Lakes”) from GLHEC for a purchase price of $150.0 million in cash. Nelnet Servicing, LLC (“Nelnet Servicing”), a wholly owned subsidiary of NDS, and Great Lakes are two of the four large private sector companies (referred to as Title IV Additional Servicers, or “TIVAS”) that have student loan servicing contracts with the U.S. Department of Education (the “Department”) to provide servicing for loans owned by the Department. Nelnet Servicing and Great Lakes each own 50 percent of the ownership interests in GreatNet Solutions, LLC, a joint venture formed to develop a new student loan servicing system to respond to a federal procurement. On August 1, 2017, that procurement was cancelled by the Department.

The Agreement contains customary representations and warranties, covenants, and indemnification provisions. The transaction will settle on January 1, 2018, subject to customary closing conditions, primarily the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement, a copy of which the Company will file as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

Item 7.01 Regulation FD Disclosure.

On October 19, 2017, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

The above information and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is furnished as part of this report:
Exhibit
No.                      Description

99.1*	Press Release dated October 19, 2017 - “Nelnet to Acquire Great Lakes Educational Loan Services”

*	Furnished herewith.

Forward-looking and cautionary statements

This report contains forward-looking statements that involve risks and uncertainties. The words “expect,” “scheduled,” and “will,” and similar expressions are intended to identify forward-looking statements. No assurance can be given that the results expressed or implied in any forward-looking statements will be achieved, and actual results could be affected by one or more risks and uncertainties, which could cause them to differ materially. Among the key risks and uncertainties that may have a direct bearing on the Company’s future operating results, performance, or financial condition expressed or implied by the forward-looking statements are risks that the reported acquisition agreement may not be completed within the currently scheduled timeframe or at all, the uncertain nature of the expected benefits from the acquisition and the ability to successfully integrate loan servicing operations and successfully maintain and increase allocated volumes of student loans serviced under existing and any future servicing contracts with the Department, risks to the Company related to the Department’s initiative to procure new contracts for federal student loan servicing, including the risk that the Company’s joint venture with Great Lakes, or the Company on a post-acquisition basis, may not be awarded a contract, other risks, including the risk of increased regulatory costs, and other risks and uncertainties set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent quarterly reports on Form 10-Q.  All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this report. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 19, 2017
NELNET, INC.
By:     /s/ JAMES D. KRUGER

Name:	James D. Kruger

Title:	Chief Financial Officer